EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-8 dated May 11, 2007 of our report dated February 12, 2007 (April 10, 2007 as to the effects of the discontinued operations discussed in Note 30), appearing in the Current Report on Form 8-K of Morgan Stanley dated April 10, 2007, relating to the consolidated financial statements of Morgan Stanley and our reports dated February 12, 2007, relating to the financial statement schedule and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K for the fiscal year ended November 30, 2006 (which reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include explanatory paragraphs relating to the adoption, in fiscal 2005, of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and relating to, in fiscal 2006, Morgan Stanley’s change in accounting policy for recognition of equity awards granted to retirement-eligible employees and relating to, in fiscal 2006, the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”).

/s/ Deloitte & Touche LLP
New York, New York May 11, 2007